ASSET ALLOCATION PORTFOLIO
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
03/06/02	WEYERHAUSER CO.

Shares            Price         Amount
5,000		  $99.354	$496,770

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue      JPMorgan Funds
N/A	0.00%	             0.11%

     Broker
Morgan Stanley Dean Witter & Co.

Underwriters of Weyerhauser Co.

Underwriters *    	            Principal Amount *
Total     			        $1,750,000,000

* Principal Amount of underwriters were not available at time of filing


The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
03/08/02	Sprint Capital Corp.

Shares            Price         Amount
5,000 	   	 $99.853	$499,265

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of Issue      JPMorgan Funds
 N/A        N/A		0.00%	            0.07%

Broker
Salomon Smith Barney, Inc.

Underwriters of Sprint Capital Corp.

Underwriters*     	             Principal Amount*

Total				     $2,000,000,000


*Principal amounts of underwriters were
 not available at time of filing.